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Exhibit 99(i)(1)

PAUL, HASTINGS, JANOFSKY & WALKER LLP
515 South Flower Street
Los Angeles, California 90071
Telephone (213) 683-6000

February 27, 2006

Stonebridge Funds Trust
1625 Broadway, Suite 2200
Denver, Colorado 80202

Ladies and Gentlemen:

        We have acted as counsel to Stonebridge Funds Trust, a Delaware statutory trust (the "Trust"), with respect to certain legal matters in connection with the capital shares of the Trust offered pursuant to a Registration Statement on Form N-1A (Registration Statement No. 33-12893), as amended, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

        We hereby consent to the reference to Paul, Hastings, Janofsky & Walker LLP under the caption "Legal Counsel" in the Statement of Additional Information which forms part of the Registration Statement.

                  Very truly yours,

                  /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

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  Exhibit 99(i)(1)